SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004

                                   FORM 8-K

                                CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) September 2, 1997
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                      Commission File Number 1-5324
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                           NORTHEAST UTILITIES
                          --------------------
         (Exact name of registrant as specified in its charter)


                MASSACHUSETTS                 04-2147929
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     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


    174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01090-0010
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           (Address of principal executive offices)        (Zip Code)


                             (413) 785-5871
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          (Registrant's telephone number, including area code)


                             Not Applicable
                             --------------
      (Former name or former address, if changed since last report)

Item 5. Other Events


a.   PSNH Mediation Proceedings

     On September 2, 1997, Public Service Company of New Hampshire (PSNH) announced that the mediation involving its court challenge to the February 28, 1997 restructuring orders of the New Hampshire Public Utilities Commission (NHPUC) had ended without a resolution. The parties are waiting for a new procedural schedule from the U. S. District Court for Rhode Island. The NHPUC also reopened its proceeding to reconsider certain limited matters in its restructuring orders.

b.   PSNH Temporary Rate Proceeding

     As part of the mediation process, discussed above, PSNH filed a motion for NHPUC approval consenting to the establishment of temporary rates until permanent base rates are approved by the NHPUC. Permanent rates are not expected to be determined until mid-1998. On September 11, 1997, PSNH filed testimony of John Forsgren, Executive Vice President and Chief Financial Officer of PSNH, with the NHPUC in connection with PSNH's temporary rate proceeding. Mr Forsgren's testimony sets forth the significant negative consequences to PSNH's financial condition if the NHPUC implements a one year rate reduction of 11.41 percent, effective July 1, 1997. This amount is the largest rate reduction of several alternatives proposed by the Staff of the NHPUC but less than those advocated by the Office of Consumer Advocate and an intervenor, Cabletron Systems, Inc.

     Mr. Forsgren stated that such a rate reduction would "have an extremely serious, even disabling effect on PSNH's ability to meet its financial obligations" and "would cause a significant reduction of earnings and cash flow."

     In particular, in this scenario PSNH could have difficulty drawing from existing credit lines or arranging alternative financing to meet a May 15, 1998, $170 million bond maturity and a $25 million preferred stock sinking fund payment, and ongoing interest and preferred dividend obligations required to be paid prior to July 1, 1998. Furthermore, PSNH could have difficulty extending on May 1, 1998, $229 million of bank letters of credit which currently support very low cost pollution control revenue bond financing.

     North Atlantic Energy Corporation's (NAEC) financial viability is dependent upon that of PSNH and some or all of the consequences to PSNH discussed above could also result in acceleration of NAEC's indebtedness.

     Hearings on this matter will be held on September 16th and 18th, and, while the procedural schedule does not have a date fixed for a decision, PSNH estimates that a decision could be rendered by October 1. PSNH cannot predict what action the NHPUC will take.

     PSNH and NAEC are wholly owned subsidiaries of Northeast Utilities.

     For more information regarding these matters, see the Company's current reports on Form 8-K dated March 19, 1997 and June 26, 1997, quarterly reports on Form 10-Q for the quarters ending March 31, 1997 and June 30, 1997 and "Item 1. Business - Rates - New Hampshire Retail Rates" in the Company's 1996 Form 10-K.



                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    NORTHEAST UTILITIES
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                                        Registrant




Date  September 16, 1997             By /s/John B. Keane
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                                   John B. Keane
                                   Vice President and Treasurer